EXHIBIT 99.2

Energizer Holdings, Inc. 533 Maryville University Dr. St. Louis, MO 63141
FOR IMMEDIATE RELEASE May 11, 2009	Company Contact: Jacqueline E. Burwitz Vice President, Investor Relations 314-985-2169
ENERGIZER HOLDINGS, INC. ANNOUNCES ACQUISITION OF
EDGE AND SKINTIMATE SHAVE PREPARATION BUSINESS
St. Louis, Missouri, May 11, 2009 — Energizer Holdings, Inc., [NYSE: ENR], today announced the acquisition of the Edge and Skintimate shave preparation business of S.C. Johnson & Son, Inc. for an aggregate purchase price of $275 million.
“We are very excited about combining the Edge and Skintimate brands with our Schick-Wilkinson Sword shaving business, strengthening both in the process,” said Ward Klein, Chief Executive Officer. “As leading brands in the U.S. men’s and women’s shave preparation category, Edge and Skintimate are a logical and attractive adjacency for our shaving business.”
Under certain circumstances, Energizer may elect to issue to S.C. Johnson, in lieu of cash payment of the purchase price, shares of non-voting redeemable preferred stock, with a liquidation preference of $310 million, and semi-annual dividends, as described in Energizer’s Current Report on Form 8-K dated May 11, 2009.

The acquisition is not effective immediately and will be subject to customary conditions, including regulatory approval.
Deutsche Bank Securities Inc. acted as financial advisor to Energizer on this transaction.
The shares of preferred stock that would be offered to S.C. Johnson & Son, Inc. as described above will not be registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.
Cautionary Note Regarding Forward-looking Statements
This release contains one or more forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, the anticipated strengthening of the Edge and Skintimate shave preparation business and Energizer’s Schick-Wilkinson Sword shaving business as a result of the acquisition, and the benefits of those brands as an adjacent opportunity for the shaving business. Energizer cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. A variety of known and unknown risks and uncertainties could cause actual results to differ materially from the anticipated results which include, but are not limited to: satisfaction of all regulatory and other conditions required for closing, Energizer’s ability to achieve the anticipated benefits from the acquisition of the Edge and Skintimate business, the risk that the businesses will not be integrated successfully or that the acquisition will result in product delivery disruptions, the impact of the current global recession on consumer demand for our products and retailer decisions about inventory levels, the impact of competitive activity on our market positions and our relationships with existing customers, and our ability to execute our business strategy and achieve profitability under current difficult conditions. In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of any such forward-looking statements. Energizer does not undertake any obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.
Additional risks and uncertainties include those detailed from time to time in the companies’ publicly filed documents, including our Quarterly Report on Form 10-Q for the period ended March 31, 2009, filed with the Securities Exchange Commission on May 11, 2009.
Edge and Skintimate are brand names and trademarks of S.C. Johnson & Son, Inc.
About Energizer:
Energizer Holdings, Inc., headquartered in St. Louis, Missouri and incorporated in 1999, is a consumer goods company operating globally in the broad categories of household and personal care products.
Energizer’s Household Products Division offers consumers the broadest range of portable power solutions, anchored by the universally recognized Energizer® and Eveready® brands. The company’s comprehensive product portfolio ranges from low-cost carbon zinc batteries suited for discount class of trades and developing markets to the world’s longest lasting lithium AA and AAA primary batteries in high drain devices, plus specialty batteries, Energi To Go® chargers and a complete line of battery-powered flashlights and lanterns.
Energizer’s Personal Care Division offers a diversified range of consumer products in the wet shave, skin care feminine care and infant care categories. The company’s portfolio includes well established brand names such as Schick® and Wilkinson Sword® men’s and women’s shaving systems and disposable razors; Playtex® tampons, gloves and infant feeding products; Banana Boat® and Hawaiian Tropic® sun care products; and Wet Ones® moist wipes.
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